Consent of Independent Auditors




     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Chaparral Resources, Inc. 1989 Stock Warrant Plan of our report dated March 13, 1998, except for Note 7, as to which the date is March 31, 1998, with respect to the financial statements of Karakuduk-Munay, Inc. included in the Annual Report (Form 10-K) for the period ended December 31, 1997.


                                                /s/  Ernst & Young
                                                --------------------------------
                                                ERNST & YOUNG



Almaty Kazakhstan
April 1, 1998